SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ] Confidential, For Use of the
                                          Commission Only
[X] Definitive Proxy Statement            (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             EIS International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement no.:

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(4) Date Filed:

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

                             EIS INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON April 28, 1998

--------------------------------------------------------------------------------

April 7, 1998

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EIS International, Inc. (the "Company") will be held at the offices of the Company, 555 Herndon Parkway, Herndon, Virginia 20170, on Tuesday, April 28, 1998 at 10:00 a.m., local time, for the purposes set forth below.

1. To elect one Class III Director to serve for a three-year term expiring in 2001 or at such time as his successor has been duly elected and qualified.

2.   To approve the Company's 1998 Stock Incentive Plan.

3. To approve amendments to the Company's 1993 Stock Option Plan for Non-Employee Directors (i) increasing by 50,000 the number of shares of the Company's Common Stock issuable under such Plan, and (ii) providing for discretionary grants of stock options under such Plan.

4. To ratify the appointment of KPMG Peat Marwick LLP as the independent accountants of the Company for the year ending December 31, 1998.

5. To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed March 6, 1998 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY, WHICH, BY ITS TERMS, PERMITS YOU TO REVOKE IT AT ANY TIME BEFORE THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Kent M. Klineman
Secretary

                             EIS INTERNATIONAL, INC.
                               55 Herndon Parkway
                                Herndon, VA 20170

                         ------------------------------

                                 PROXY STATEMENT

                               dated April 7, 1998
                         ------------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                          to be held on April 28, 1998
                         ------------------------------

         This Proxy Statement is being furnished to the stockholders of EIS International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the Annual Meeting of Stockholders of the Company to be held on April 28, 1998 and at any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about April 7, 1998.

         Only holders of record of Common Stock, $.01 par value, of the Company ("Common Stock") at the close of business on March 6, 1998 will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 6, 1998, the Company had outstanding 11,555,171 shares of Common Stock. The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Each share of Common Stock outstanding is entitled to one vote on each matter that may be brought before the meeting. Abstentions and broker non-votes with respect to any proposal are counted only for purposes of determining whether a quorum is present for the purpose of voting on that proposal and will not be voted for or against that proposal. The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter is required for the approval of the 1998 Stock Incentive Plan, the approval of the amendment to the 1993 Stock Option Plan for Non-Employee Directors and the ratification of independent accountants.

         Solicitation of proxies is being made by the Company through the mail. In addition, certain officers, directors and employees of the Company may, without additional compensation, solicit the return of proxies personally or by telephone or telegraph. The total expense of preparing, assembling and mailing the proxy materials will be borne by the Company. Such expense may also include reimbursement for out-of-pocket disbursements incurred by brokerage houses and other custodians, nominees or other fiduciaries for forwarding such documents to stockholders.

         All proxies delivered pursuant to this solicitation are revocable by the person executing the proxy by giving written notice to the Secretary of the Company at any time before the voting thereof or by his voting the shares subject to the proxy by written ballot. Proxies given in the form enclosed, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein and, if no choice is specified, will be voted in accordance with the specifications made thereon.

         The Annual Report of the Company for the year ended December 31, 1997 accompanies this Proxy Statement but is not part of the proxy soliciting materials.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Board currently consists of five directors, divided into two classes of two directors each and one class of one director. The term of the current Class III Director will expire at the Annual Meeting. The terms of the current Class I and Class II Directors will expire in 1999 and 2000, respectively, at such times as their respective successors are duly elected and qualified (subject to their earlier resignation or removal). Directors of each Class are elected for a full term of three years (or any lesser period representing the balance of the previous term of such Class) and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

         At the Annual Meeting, the holders of record of Common Stock are to elect one Class III Director to serve until the annual meeting of the Company's stockholders to be held in 2001 and until such director's successor is duly elected and qualified or until his earlier resignation or removal. The election of directors requires the affirmative vote of the holders of a plurality of the Common Stock present and voting at the Annual Meeting. It is intended that proxies in the accompanying form that do not withhold the authority to vote for the nominee will be voted for the election as director of such nominee. The nominee is currently a director of the Company.

         The nominee has indicated his willingness to serve if elected; however, if the nominee should become unable or unwilling for any reason before the Annual Meeting to serve as a director, the proxies will be voted for a substitute person to be selected by the current Board. The Board has no reason to expect that the nominee will not be a candidate at the Annual Meeting and therefore does not at this time have in mind any substitute for the nominee.

         There are no family relationships between any of the directors and executive officers of the Company.


Nominee for Election as a Director

         The following table sets forth certain information with respect to each nominee. Information set forth below concerning age, occupation(s) and other directorships has been furnished to the Company by the individuals named. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 1998, appears below under the heading "Security Ownership of Certain Beneficial Holders and Management."

Class III Director (term expires at the Annual Meeting):

             Name            Age     Principal Occupation(s)
             ----            ---     -----------------------

         Robert J. Cresci     54     Chairman of the Board of Directors of the
                                     Company; Managing Director of Pecks
                                     Management Partners Ltd. ("Pecks") (1)

         Robert J. Cresci has been a director of the Company since March 1991 and has served as Chairman of the Board of Directors of the Company since February 1997. He has been a Managing Director of Pecks, an investment management firm, since September 1990 and serves as a director of the Company. Mr. Cresci currently serves on the boards of Bridgeport Machines, Inc., Serv-Tech, Inc., Vestro Natural Foods, Inc., Olympic Financial Ltd., Hitox, Inc., Sepracor Inc., Garnet Resources Corporation, HarCor Energy, Inc., Meris Laboratories, Inc., Natures Elements, Inc. and GeoWaste, Inc., all publicly held corporations, as well as several private companies.

Current Directors

         The following table sets forth certain information about those directors whose terms of office will continue after the Annual Meeting. Information set forth below concerning age, occupation(s) and other directorships has been furnished to the Company by the individuals named.

Class I Directors (term expires at the 1999 Annual Meeting):

             Name            Age     Principal Occupation(s)
             ----            ---     -----------------------

         Robert M. Jesurum   57      Founder of the Company and Private
                                     Consultant (2)

         Charles W. McCall   54      President and Chief Executive Officer of
                                     HBO & Company (2)


         Robert M. Jesurum founded the Company in January 1980 and has served as a director since its inception. He also served as the Company's Chairman of the Board (from inception to February 1993) and as the Company's Executive Vice President and Chief Technical Officer (from inception until October 1991). Mr. Jesurum retired as an employee of the Company in October 1991 and is currently pursuing noncompetitive independent business research and product development as a sole proprietor.

         Charles W. McCall has been a director of the Company since April 1993. He has been President, Chief Executive Officer and a director of HBO & Company, a company in the business of providing software to the medical field, since January 1991. From April 1985 to January 1991, Mr. McCall served as President and Chief Executive Officer of CompuServe Inc., a computer communications and information services company based in Columbus, Ohio. Mr. McCall is currently a director of SYMIX, Inc., a publicly held corporation.

Class II Directors (term expires at the 2000 Annual Meeting):

             Name            Age     Principal Occupation(s)
             ----            ---     -----------------------

         Kent M. Klineman    65      Secretary of the Company; Attorney and
                                     Private Investor (1)(2)

         James E. McGowan    54      President and Chief Executive Officer
                                     of the Company

--------------------
(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.

         Kent M. Klineman has been Secretary of the Company and a director since June 1988. He also served as Treasurer of the Company from June 1988 until December 1989. He is an attorney and private investor and serves as a director of a number of closely held companies. He is a director of Concord Camera Corp., a publicly held corporation.

         James E. McGowan has been President and Chief Executive Officer and a director of the Company since February 1997. He was also President and Chief Operating Officer of EIS Systems, an operating division of the Company, from April 1996 until February 1997. From September 1993 to January 1996 he was President and Chief Executive Officer of Deluxe Data, a provider of electronic funds transfer processing and software for financial institutions and automated teller machine networks. From January 1993 to September 1993 he ran McGowan Associates, a consulting company which he founded. From January 1990 to December 1992 he served as President and Chief Executive Officer at Xerox Imaging Systems.

Meetings of the Board and Committees of the Board

         During 1997, the Board held nine meetings and took one action by unanimous written consent. No director attended fewer than 75% of all such meetings of the Board (which occurred during his tenure as a director). The Board has an Audit Committee and a Compensation Committee. During 1997, the Audit Committee held five meetings and the Compensation Committee held four meetings. No member of the Audit Committee or the Compensation Committee attended fewer than 75% of all of the meetings of such Committee (which occurred during his tenure as a member of such Committee).

         The current members of the Audit Committee are Messrs. Cresci and Klineman. The functions performed by the Audit Committee are to make recommendations to the Board as to the independent accountants to be appointed by it; review with the independent accountants the scope of their examination; receive their reports and meet with their representatives for the purpose of reviewing and considering questions relating to their examination and reports; and review, either directly or through such accountants, the Company's internal accounting and auditing procedures.

         The current members of the Compensation Committee are Messrs. Jesurum, Klineman and McCall. The functions performed by the Compensation Committee are to recommend and review salary changes, administer the Company's stock option plans and review other proposed benefits or incentive arrangements.

Compensation of Directors

         Each director of the Company who is not an employee of the Company is paid an annual fee of $10,000 plus $1,000 for each meeting of the Board attended and $500 for each meeting of the Audit Committee and Compensation Committee attended. In addition, the Company's 1993 Stock Option Plan for Non-Employee Directors provides for grants to non-employee directors pursuant to a specified formula. Pursuant to this Plan, Messrs. Cresci, Jesurum, McCall and Klineman were each granted an option to purchase 1,000 shares of Common Stock in February 1997 at an exercise price of $5.9375 per share. In addition, in April 1997 and subject to the approval of the Amendments described in Proposal 3, Mr. Cresci was granted an option under this Plan to purchase 33,750 shares of Common Stock, and Messrs. Jesurum, McCall and Klineman were each granted an option to purchase 20,000 shares of Common Stock, in each case at an exercise price of $5.00 per share. If the Amendments to the 1993 Stock Option Plan for Non-Employee Directors are not approved (see Proposal 3, below), these option grants will be deemed to have been made under the Company's Amended and Restated Stock Option Plan.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth certain information concerning the compensation of the Company's executive officers (the "Named Executive Officers") for each of the last three fiscal years.

                           Summary Compensation Table

                                                                                              Long Term
                                                                                             Compensation
                                                     Annual Compensation                        Awards
                                                     -------------------                     ----------
                                                                                   Securities
                                                                      Other        Underlying
                                                                      Annual       Options
                                                                      Compen-      (number of        All Other
Name and Principal Position         Year     Salary      Bonus(1)     sation       shares)         Compensation(3)
---------------------------         ----     ------     --------     ------       -------------   ---------------
James E. McGowan                    1997    $268,447    $125,000         (2)        150,000           $  62,103
 President and Chief Executive      1996     178,042          --         (2)             --              17,612
 Officer(4)
Frederick C. Foley                  1997     152,832      52,000         (2)         60,000              26,425
 Senior Vice President, Finance,    1996     139,182         --          (2)          5,000               2,163
 Chief Financial Officer and        1995     125,000      42,500         (2)             --                 120
 Treasurer
Joseph E. Smith                     1997     129,079      34,000         (2)         75,000              63,334
 Senior Vice President,
 Worldwide Sales and
 Marketing(5)
Joseph J. Porfeli,
 Former Chairman of the Board,      1997      35,202          --         (2)             --             169,167
 President and Chief                1996     285,192          --         (2)             --               1,875
 Executive Officer(6)               1995     248,899    $135,000         (2)             --               2,170

(1) Except as otherwise noted below, all amounts set forth in this column constitute performance bonuses.

(2) As to each individual named, the aggregate amounts of personal benefits not included in the Summary Compensation Table do not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(3) Represents premiums paid by the Company with respect to group term life insurance for the benefit of the named executive officer, except for (i) with respect to Mr. McGowan, $33,090 for relocation expenses and $28,555 of loan forgiveness during 1997, (ii) with respect to Mr. Foley, $3,500 for relocation expenses, a $20,925 relocation bonus and $2,000 in matching 401(k) contributions during 1997, (iii) with respect to Mr. Smith, $38,191 for relocation expenses and a one-time $25,000 signing bonus paid upon joining the Company and (iv) with respect to Mr. Porfeli, $169,167 in severance pay during 1997.

(4) Mr. McGowan joined the Company as President and Chief Operating Officer of EIS Systems in April 1996. Accordingly, no information is provided for 1995. Mr. McGowan became President and Chief Executive Officer of the Company in February 1997 upon the resignation of Mr. Porfeli.

(5) Mr. Smith joined the Company in 1997. Accordingly, no information is provided for 1995 or 1996.

(6)  Mr. Porfeli resigned from his employment with the Company in February 1997.

1997 Option Information

                              Option Grants in 1997

         The following table summarizes certain information regarding options granted to Named Executive Officers during 1997.

                                                                                  Potential Realizable Value
                                                                                   at Assumed Annual Rates
                                                                                       of Stock Price
                                                                                   Appreciation for Option
                                                    Individual Grants                     Terms (1)
                                        ---------------------------------------  ---------------------------
                                         Percent of
                                           Total
                           Shares         Options
                         Subject to      Granted to    Exercise
                           Options       Employees    Price Per    Expiration
 Name                      Granted         in FY        Share         Date                 5%          10%
--------                 ----------      ----------   ----------   ----------           --------        ----
James E. McGowan (2)        70,000         7.27%        $5.625       2/28/07            $247,627      $627,536
                            80,000         8.30%         5.00        4/29/07             251,558       637,497
Frederick C. Foley (2)      20,000         2.08%         5.00        4/29/07              62,890       159,360
                            40,000         4.15%         5.00        4/29/07             125,789       318,767
Joseph E. Smith             75,000         7.78%         7.8125      6/16/07             368,493       933,833
Joseph J. Porfeli               --           --            --             --                  --           --

-----------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

(2) Certain options granted to each of these individuals were cancelled in exchange for new options with a lower exercise price which are reflected on this table, as follows: (i) options to purchase 41,556 and 38,444 shares of Common stock at an exercise price of $9.625 per share granted to Mr. McGowan were cancelled in exchange for options to purchase 41,556 and 38,444 shares of Common Stock at an exercise price of $5.00 per share and
     (ii) options to purchase 2,500, 2,676, 14,824, 8,918, 6,082, 3,750 and
     1,250 shares of Common Stock at exercise prices of $8.625, $12.375, $12.375, $12.8125, $12.8125, $16.375 and 16.275, respectively, granted to
     Mr. Foley were cancelled for options to purchase the same number of shares of Common stock at an exercise price of $5.00 per share.

                            Option Exercises in 1997

         The following table sets forth the number of options exercised in 1997 and the dollar value realized thereon by the Named Executive Officers, along with the number and dollar value of any options remaining unexercised on December 31, 1997.

                         Aggregated Option Exercises in
                     1997 and 1997 Year-Ended Option Values
                                                             Number of Securities             Value of Unexercised In-the-
                                                            Underlying Unexercised             Money Options at 1997 Year-
                                                         Options at 1997 Year-End(1)                     End(1)
                                                        -----------------------------      -----------------------------------
                          Shares
                          Acquired
                             on             Value
          Name            Exercise        Realized(2)   Exercisable     Unexercisable      Exercisable(3)     Unexercisable(3)
          ----            --------        -----------   -----------     -------------      --------------     ----------------
James E. McGowan               --             --              --             150,000              --                $54,800
Frederick C. Foley             --             --              --              60,000              --                 39,420
Joseph E. Smith                --             --              --              75,000              --                     --
Joseph J. Porfeli            330,000      $1,427,572          --                --                --                     --

(1) On December 31, 1997, the average of the closing bid and asked prices per share of Common Stock as reported by the Nasdaq National Market was $5.50.

(2) Represents the difference between market value on the date of exercise and the option exercise price.

(3) Represents the difference between the market value of the Common Stock underlying the option and the exercise price of such option upon exercise or year-end, as the case may be.

                              Repricing of Options

         The following table sets forth certain information concerning the repricing of stock options held by the Named Executive Officers of the Company during 1997, as well as information concerning the repricing of stock options held by executive officers of the Company during the past ten years.

                                            TEN-YEAR OPTION REPRICINGS

                                                                                                                  Length of
                                              Number of                                                           Original
                                             Securities      Market Price                                        Option Term
                                             Underlying       of Stock at   Exercise Price                      Remaining at
                                               Options          Time of       at Time of                           Date of
                                             Repriced or     Repricing or    Repricing or      New Exercise     Repricing or
                                               Amended         Amendment       Amendment           Price          Amendment
          Name                  Date             (#)              ($)             ($)               ($)          (in months)
          ----                  ----            -----            -----           -----             -----        ------------
James E. McGowan              12/04/96(1)      41,556            $9.625        $16.3125           $9.6250            112
 President and Chief          12/04/96(1)      38,444            $9.625        $16.3125           $9.6250            112
 Executive Officer             4/29/97         41,556            $5.00          $9.625            $5.00              115
                               4/29/97         38,444            $5.00          $9.625            $5.00              115

Edward J. Sarkisian            9/02/92         15,000            $5.0625        $6.6667           $5.0625             99
  Vice President,
  Customer Support

Frederick C. Foley             9/02/92         18,750            $5.0625        $6.6667           $5.0625            109
  Senior Vice                  4/29/97          2,500            $5.00          $8.625            $5.00               72
  President, Finance           4/29/97          2,676            $5.00         $12.375            $5.00               80
  and Chief Financial          4/29/97         14,824            $5.00         $12.375            $5.00               80
  Officer                      4/29/97          8,918            $5.00         $12.8125           $5.00               92
                               4/29/97          6,082            $5.00         $12.8125           $5.00               92
                               4/29/97          3,750            $5.00         $16.375            $5.00              106
                               4/29/97          1,250            $5.00         $16.375            $5.00              106

Herbert F. Balzuweit          12/04/96         40,000            $9.625        $14.9375           $9.6250            110
  Former Group Chief
  Financial Officer
  and Executive Vice
  President

E. Kevin Dahill                9/02/92         15,000            $5.0625        $6.6667           $5.0625            109
  Former Executive
  Vice President,
  Operations, Chief
  Financial Officer
  and Treasurer

Jacob W. Jorgensen,
  Former Senior Vice
  President,
  Engineering and              9/02/92         22,500            $5.0625        $6.6667           $5.0625             95
  Chief Technical              9/02/92         22,500            $5.0625        $6.6667           $5.0625            103
  Officer                      9/02/92         30,000            $5.0625        $6.6667           $5.0625            109

---------------

(1) Mr. McGowan was President and Chief Operating Officer of EIS Systems, an operating division of the Company, at the time these options were repriced.

Compensation Committee Report on Option Repricing

         Effective April 29, 1997, the Compensation Committee approved the repricing of certain outstanding stock options, including options held by certain of the Named Executive Officers (see "Repricing of Options"). Because of a decline in the market price of the Company's Common Stock, many outstanding options were exercisable at prices that exceeded the market price of the Common Stock, thereby substantially impairing the effectiveness of such options as performance incentives. The Compensation Committee believed that the decline in the market price of the Company's Common Stock was largely attributable to issues unrelated to the performance of the Company's core business. In view of this price decline, and consistent with the Company's philosophy of utilizing equity incentives to motivate and retain management and employees, the Compensation Committee felt that it was important to restore the performance incentives intended to be provided by options through the repricing of options with exercise prices in excess of the market price at the time of repricing. Other than the change in the exercise price for the shares to $5.00, the fair market value of a share of the Company's Common Stock on the effective date of the repricing, and the resetting of vesting to begin on the date of repricing with respect to all repriced options, the terms of such repriced options are the same as the options they replaced. A total of 35 option holders, holding options to purchase an aggregate of 472,413 shares of the Company's Common Stock with exercise prices ranging from $8.625 to $17.125 per share, were granted new options on the terms described above.

         The foregoing report on option repricing has been approved by Messrs. Jesurum, Klineman and McCall, the members of the Compensation Committee.

Compensation Committee Report on Executive Compensation

         General. The Compensation Committee is responsible for developing the Company's executive compensation policies and determining the compensation paid to the Company's Chief Executive Officer and its other executive officers. To that end, the Compensation Committee has sought to (i) provide sufficient compensation to attract, motivate and retain the best available executive officers, (ii) provide additional incentives to them to exert their maximum efforts toward the Company's success, and (iii) align the executive officers' interests with the Company's success by making a portion of their pay dependent upon the Company's performance. The Compensation Committee has used its discretion to set executive compensation at levels warranted, in its judgment, by external, internal or individual circumstances.

         Executive officer compensation consists of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and tax-deferred savings plans generally available to the Company's employees.

         Base Salary. In determining base salary levels for the Company's executive officers, the Compensation Committee takes into account the compensation of companies in the telecommunications and electronics industries and other comparable companies, individual responsibilities, experience and performance and specific issues particular to the Company.

         Annual Bonus. To provide the Company's executive officers and other key employees with direct financial incentives to achieve the Company's annual goals, the Company currently maintains an incentive arrangement for payment of bonuses, subject to the Company's achievement of certain projected operating results (e.g., in the case of 1997, achievement of a predetermined level of pretax profits), to selected executive officers and key employees. Target bonus levels are set at a level competitive with companies in the telecommunications and electronics industries as well as a broader group of companies of comparable size and complexity. The Company paid performance-related bonuses of $125,000 to McGowan, $52,000 to Mr. Foley and $34,000 to Mr. Smith relating to fiscal 1997.

         Stock Option and Stock Purchase Plans. To provide additional incentives to its executive officers and employees to exert their maximum efforts toward the Company's success, and to provide them with an opportunity to acquire a proprietary interest in the Company through ownership of Common Stock, the Company maintains a stock option plan and a stock purchase plan. During 1997, options to purchase an aggregate of 285,000 shares of Common Stock were granted under the Company's Amended and Restated Stock Option Plan to executive officers of the Company (after giving effect to the cancellation and repricing of certain options as described under the caption "Repricing of Options").

         Other Benefits. The Company provides all employees, including executive officers, with group medical, dental, disability and life insurance on a non-discriminatory basis. The Company maintains a savings and investment plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and to permit employee salary reductions for tax-deferred savings purposes pursuant to Section 401(k) of the Code. Contributions to this plan by the Company are discretionary, and contributions of approximately $250,000 were made on behalf of all employees in 1997, including $2,000 on behalf of Named Executive Officers. The Company also maintains a pretax premium plan, intended to qualify under Section 125 of the Code and to permit salary reductions for pretax payment of employee health plan contributions.

         Compensation of Chief Executive Officer. Mr. Porfeli received total salary and bonus amounting to $35,202 in 1997. In February 1997, Mr. McGowan was appointed as President and Chief Executive Officer upon Mr. Porfeli's resignation, at an annual salary of $250,000 and was awarded an option to purchase 70,000 shares of the Company's Common Stock at an exercise price of $5.625 per share. Mr. McGowan was paid total salary of $268,447 and received a bonus of $125,000 for 1997.

         The foregoing report on executive compensation has been approved by Messrs. Jesurum, Klineman and McCall, the members of the Compensation Committee.

Employment, Termination and Change-in-Control Arrangements

         The Company is party to an employment arrangement with James McGowan, its President and Chief Executive Officer and a director of the Company. Pursuant to this arrangement, the Company will pay Mr. McGowan an annual salary of $300,000 in 1998, with a possible bonus equal to 50% of his annual salary, assuming the achievement of certain performance targets. In addition, this arrangement provides that Mr. McGowan will be paid monthly severance at a rate commensurate with his annual salary and will continue to receive health care and insurance benefits for a period of one year following the termination of his employment without cause, or until such time as he obtains full-time employment, whichever occurs first. Furthermore, pursuant to this arrangement, the Company extended to Mr. McGowan a $100,000 loan, bearing interest at a rate of 6% per annum and maturing on February 6, 2000. One twelfth of the original principal amount of this loan, and all accumulated interest thereon, will be forgiven at the end of each three-month period commencing on May 7, 1997 and ending on February 7, 2000, unless Mr. McGowan voluntarily terminates his employment with the Company, at which point any such forgiveness will cease and he will be required to pay the remaining principal balance of the loan and remaining accrued interest thereon at maturity. Mr. McGowan was also granted an option to purchase 70,000 shares of the Company's Common Stock at an exercise price of $5.625 per share.

         In February 1997, Joseph J. Porfeli resigned as the President, Chief Executive Officer and Chairman of the Board of Directors of the Company. In connection with his resignation, the Company agreed to make a one-time payment to him of approximately $169,167. This payment was offset against approximately $133,603 in principal and interest owed by Mr. Porfeli on a loan made by the Company to him (see "Certain Transactions"), and $27,565 owed to the Company for product purchases by Ameri Care, a company controlled by Mr. Porfeli. The Company also agreed to extend the termination date of Mr. Porfeli's outstanding stock options, which would otherwise have terminated within 90 days of his resignation, to August 6, 1997.

Compensation Committee Interlocks and Insider Participation

         Mr. Klineman, a director of the Company and a member of its Compensation Committee, performs legal and consulting services for the Company and is paid a retainer of $5,000 per month in consideration of these services, plus an additional amount for extraordinary services rendered, an aggregate of $80,000 in respect of services rendered during 1997. The Company believes that this represents the fair market value of such services and that such services are provided on terms at least as favorable to the Company as those that could be obtained from an unaffiliated third party.

Performance of the Common Stock

         The following indexed graph indicates the Company's total return to its stockholders since December 31, 1992 as compared to total return for the Nasdaq Stock Market (US Companies) Index and the Nasdaq Computer & Data Processing Services Industry Group Index, assuming an investment of $100 on December 31, 1992. Total stockholder return for the Company as well as for such indices is determined by adding (a) the cumulative amount of dividends for such period (assuming dividend reinvestment), and (b) the difference between the share price at the beginning and at the end of such period, the sum of which is then divided by the share price at the beginning of such period.

                              [IPERFORMANCE GRAPH]

                                                   12/31/92     12/31/93       12/31/94      12/31/95  12/31/96         12/31/97
                                                   --------     --------       --------      --------  --------         --------
EIS International, Inc.                             $100        $145.21        $167.12       $175.34        $94.52       $60.27
Nasdaq Stock Market (U.S. Companies) Index          $100        $114.79        $112.21       $158.56       $195.17      $239.50
Nasdaq Computer and Data Processing Services
Group Index                                         $100        $105.84        $128.50       $196.02       $241.65      $296.86

-------------

(1) Total return calculations for the Nasdaq Stock Market (US Companies) and Nasdaq Computer and Data Processing Services Group Index were prepared for Nasdaq by the Center for Research in Securities Prices at the University of Chicago.

                              CERTAIN TRANSACTIONS

         On February 29, 1996, the Company closed its acquisition of Surefind Information, Inc. ("Surefind"). Joseph J. Porfeli, the Chairman of the Board of Directors, Chief Executive Officer and President of the Company was also Chief Executive Officer of Surefind. Mr. Porfeli owned approximately 18% of the capital stock of Surefind on a fully diluted basis, for which he paid aggregate consideration of $690,550. As a result of the acquisition, Mr. Porfeli acquired 94,556 shares of the Company's Common Stock with a value of approximately $1,702,000 (based upon the value of the Company's Common Stock as set forth in the Agreement and Plan of Merger between the Company and Surefind). In addition, in March 1996, the Company made a loan to Mr. Porfeli in the amount of $123,433, bearing interest at a rate of 9% per annum, in order to help Mr. Porfeli pay certain taxes incurred by him as a stockholder of Surefind in connection with the Company's acquisition of Surefind. This loan was repaid in full during 1997.

         In February 1997, the Company made a loan to Mr. McGowan in the amount of $100,000 bearing interest at a rate of 6% per annum and quarterly amounts are forgiven and included as compensation to Mr. McGowan over the three year term of the loan. If Mr. McGowan leaves the employ of the Company prior to the end of the three year term, the balance due at such time must be repaid in full. As of December 31, 1997, there was $75,584 outstanding under this loan.

         In July 1997, the Company made an interest-free loan to Mr. Smith in the amount of $78,000 as an advance to help defray expenses relating to his relocation upon joining the Company. This loan was repaid in full in two installments during the first quarter of 1998.

         For additional information regarding transactions between the Company and its officers or directors, see "Employment, Termination and Change-in-Control Arrangements" and "Compensation Committee Interlocks and Insider Participation."

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
                                 AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of January 31, 1998 (except as otherwise noted) by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named in the Summary Compensation Table, and
(iv) all of the Company's executive officers and directors as a group.


                           Name                         Number(1)       Percent
                           ----                         ---------       -------

Five Percent Stockholders
-------------------------

Dimensional Fund Advisors Inc.(2)                         733,100         6.3%
1299 Ocean Avenue
Santa Monica, CA 90401

Peter Wright(3)                                           664,500         5.8%
c/o PAW Capital Corp.
10 Glenville Street
Greenwich, CT 06831

Robert M. Jesurum(4)                                      640,398         5.5%
1 Harborview Drive
Rye, NH 03801

Other Directors
---------------

Kent M. Klineman(5)                                       402,511         3.5%
Charles W. McCall(6)                                       55,250           *
Robert J. Cresci(7)                                        11,000           *
James E. McGowan(8)                                        17,500           *

Other Executive Officers
------------------------

Joseph E. Smith, III                                           --           *
Frederick C. Foley                                          5,210           *
Joseph J. Porfeli(9)                                      106,025           *
All current executive officers and directors
as a group (7 persons)(10)                              1,131,869         9.8%

----------------
* Less than 1%

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, if any, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock. In addition, the numbers in this column do not include options which are not exercisable within 60 days of January 31, 1998.

(2) Based solely upon a Schedule 13G filed with the Securities and Exchange Commission on February 10, 1998.

(3) Based solely upon a Schedule 13D filed with the Securities Exchange Commission on January 16, 1998.

(4) Includes (i) 143,092 shares held by Mr. Jesurum's wife, as to which Mr. Jesurum disclaims beneficial ownership, (ii) 40,000 shares owned by the Jesurum 1994 Family Limited Partnership, (iii) 100,000 shares owned by the Jesurum Charitable Trust and (iv) 1,000 shares issuable upon the exercise of stock options which are currently exercisable or which are exercisable within 60 days of January 31, 1998. Mr. Jesurum disclaims beneficial ownership of all the aforesaid shares held by other members of his family.

(5) Includes (i) 300,000 shares held by Mr. Klineman's wife, as to which Mr. Klineman disclaims beneficial ownership, and (ii) 1,000 shares issuable upon exercise of stock options exercisable within 60 days of January 31, 1998.

(6) Includes 19,000 shares issuable upon exercise of stock options which are currently exercisable or which are exercisable within 60 days of January 31, 1998.

(7) Includes 1,000 shares issuable upon exercise of stock options exercisable within 60 days of January 31, 1998.

(8) Consists solely of shares issuable upon exercise of stock options which are currently exercisable or which are exercisable within 60 days of January 31, 1998.

(9) Includes 2,430 shares of common stock issuable upon exercise of a currently exercisable warrant. Mr. Porfeli resigned from his employment with the Company in February 1997.

(10) Includes 38,500 shares (including those referred to in the applicable notes above) issuable upon exercise of stock options held by executive officers and directors which are currently exercisable or which are exercisable within 60 days of January 31, 1998.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and regulations of the Securities and Exchange Commission ("SEC") thereunder require the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the period from January 1, 1997 to December 31, 1997, all of its executive officers, directors and ten-percent stockholders complied with their Section 16(a) filing obligations.

               PROPOSAL 2 - APPROVAL OF 1998 STOCK INCENTIVE PLAN

         On March 20, 1998, the Board of Directors of the Company adopted, subject to stockholder approval, the 1998 Stock Incentive Plan (the "1998 Plan"). Up to 500,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to options or restricted stock awards granted under the 1998 Plan.

         The 1998 Plan is intended to supplement the Company's Amended and Restated Stock Option Plan, which expires in 2002 and under which only 148,035 shares remained available for new option grants as of December 31, 1997.

         The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 1998 Plan is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

Summary of the 1998 Plan

         The following is a brief summary of the 1998 Plan.

Description of Awards

         The 1998 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

         Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 1998 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

         Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

         Other Stock-Based Awards. Under the 1998 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

Eligibility to Receive Awards

         Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1998 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1998 Plan may not exceed 100,000 shares per calendar year.

         As of December 31, 1997, approximately 400 persons were eligible to receive Awards under the 1998 Plan, including the Company's three executive officers and four non-employee directors. The granting of Awards under the 1998 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

         On January 30, 1998, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $6.75.

Administration

         The 1998 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1998 Plan and to interpret the provisions of the 1998 Plan. Pursuant to the terms of the 1998 Plan, the Board of Directors may delegate authority under the 1998 Plan to one or more committees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 1998 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 1998 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

         The Board of Directors is required to make appropriate adjustments in connection with the 1998 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event or earlier Acceleration Time (each, as defined in the 1998 Plan), each outstanding Option or other stock-based Award shall become immediately exercisable (or vested) in full. Upon the occurrence of an Acquisition Event, the Board of Directors shall provide for outstanding Options or other stock-based Awards to be assumed or substituted for by the acquiring or succeeding corporation. If the acquiring or succeeding corporation does not agree to assume or substitute for such Options or other stock-based Awards, the Board of Directors shall accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1998 Plan.

Amendment or Termination

         No Award may be made under the 1998 Plan after March 20, 2008, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1998 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

Federal Income Tax Consequences

         The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1998 Plan and with respect to the sale of Common Stock acquired under the 1998 Plan.

Incentive Stock Options

         In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

         Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

         If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

         If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

Nonstatutory Stock Options

         As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

         With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Restricted Stock Awards

         A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

         Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

Other Stock-Based Awards

         The tax consequences associated with any other stock-based Award granted under the 1998 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

Maximum Income Tax Rates on Capital Gain and Ordinary Income

         Long-term capital gain will be taxable at a maximum rate of 20% if attributable to Common Stock held for more than eighteen months and at a maximum rate of 28% if attributable to Common Stock held for more than one year but not more than eighteen months. Short-term capital gain and ordinary income will be taxable at a maximum rate of 39.6%. Phaseouts of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation income will also be subject to a medicare tax and, under certain circumstances, a social security tax.

Tax Consequences to the Company

         The grant of an Award under the 1998 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1998 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1998 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 1998 Plan who are employees or otherwise subject to withholding in connection with a restricted stock Award or the exercise of a nonstatutory stock option.

Vote Required

         The approval of the 1998 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Annual Meeting.

         The Board recommends a vote FOR this proposal and it is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

                    PROPOSAL 3 -- APPROVAL OF AN AMENDMENT TO
         THE COMPANY'S 1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         On March 20, 1998, subject to stockholder approval, the Board of Directors of the Company adopted amendments (the "Amendments") to the Company's 1993 Stock Option Plan for Non-Employee Directors (the "Director Plan") (i) to increase the number of shares of Common Stock issuable under the Director Plan from 260,000 shares to 310,000 shares and (ii) to amend the Director Plan to provide for discretionary grants of stock options. The reason for the Amendments is to have additional shares available for future grants under the Director Plan (under which there are currently no shares available) and to allow the Board of Directors or any committee to which it has delegated its authority the flexibility to grant stock options to those directors who will contribute to the future success of the Company.

Terms of the Director Plan

         The Director Plan provides for grants of nonstatutory stock options to purchase shares of Common Stock to non-employee directors of the Company. As of January 31, 1998, the total number of such persons eligible to receive options under the Director Plan was four. If the Amendments are adopted, the grant of options under the Director Plan will be discretionary; therefore, the Company cannot now determine the number of options to be granted in the future to any particular person. In the event of a merger, consolidation, reorganization or sale of all or substantially all of the assets of the Company, the holders of options are treated as if all shares subject to such stock options had been issued and outstanding prior to such event. The total number of shares of Common Stock issuable pursuant to options granted under the Director Plan (subject to adjustment in the event of stock splits and other similar events) is 260,000. This number would increase to 310,000 upon adoption of the Company's stockholders of the Amendment. As of January 31, 1998, 42,500 shares had been issued, 217,500 shares were subject to outstanding options at exercise prices per share ranging from $5.00 to $12.375 (expiring on dates ranging from December 2003 to April 2007), and no shares were available for future issuance. As of January 30, 1998, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $6.75.

         The Director Plan is administered by the Compensation Committee of the Board, whose determinations under the Director Plan are conclusive. The Compensation Committee has the authority, subject to the terms of the Director Plan, to interpret the Director Plan; prescribe, amend and rescind rules and regulations relating to the Director Plan; and make all other determinations and take all other actions necessary or advisable for the administration of the Director Plan.

         The Director Plan currently provides for the grant to each non-employee director of the Company of options to acquire up to an aggregate of 30,000 shares of Common Stock, as follows: (i) an option to acquire 26,000 shares of Common Stock will be granted to each non-employee director on the date on which such person becomes a member of the Board, and (ii) an option to acquire 1,000 shares of Common Stock will be granted to each non-employee director on the February 23 next following the date on which such person becomes a member of the Board, and on each succeeding anniversary of such February 23 (provided such person remains a non-employee director on such succeeding anniversary date) through the third such anniversary date. Each option referred to in clause (i) above will become exercisable, on a cumulative basis, as to one-quarter of the shares covered by such option on each February 23 following such date of grant through the fourth such February 23, except that if a non-employee director fails to attend at least 75% of the Board meetings in any succeeding calendar year, such person will automatically forfeit that portion of such option as would otherwise have become exercisable on the next following February 23 (and that portion of his option shall cease to be of any further force or effect). Each option referred to in clause (ii) above is or will be immediately exercisable upon grant. Each option referred to in this paragraph was or is to be granted at the fair market value of the Common Stock on the applicable date of grant. If the Amendments are approved by the stockholders of the Company, the Compensation Committee will have the authority to determine the number of shares of Common Stock covered by options, as well as the dates upon which such options shall be granted and become exercisable.

         The exercise price of each option may be paid, as determined by the Board, in cash or shares of Common Stock having a fair market value equal to the exercise price. If the total number of shares of Common Stock subject to options to be granted on a particular date under the Director Plan exceeds the number of remaining shares available, a pro rata reduction will be made in the number of shares subject to each such option granted on such date.

         Each option will terminate on the tenth anniversary of the date of grant. Shares obtained upon exercise of an option may not be sold until six months after the date the option was granted. If an optionee ceases to be a member of the Board, any options granted to such optionee to the extent not theretofore exercised will expire three months thereafter (or, if such optionee ceased to be a member of the Board by reason of his death, six months thereafter) or, if earlier, on the tenth anniversary of the date of grant; provided, however, that if the optionee was removed or terminated as a member of the Board for fraud, dishonesty or intentional misrepresentation in connection with the optionee's duties as a member of the Board or embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its subsidiaries, any unexercised options held by such optionee will expire forthwith. No option will be transferable by the optionee other than by will or the laws of descent and distribution, and each option will be exercisable during the lifetime of the optionee only by such optionee.

         The Board may at any time terminate the Director Plan or from time to time make such modifications or amendments of the Director Plan as it may deem advisable; provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon, (i) increase the maximum number of shares as to which options may be granted under the Director Plan or
(ii) change the class of persons eligible to receive options under the Director Plan; and provided, further, that the Director Plan may not be amended more than once every six months other than to comport with certain changes in the law. The Director Plan (but not options granted thereunder) will terminate on February 23, 2003, unless sooner terminated by the Board. No termination, modification or amendment of the Director Plan may, without the consent of any person then holding an option, adversely affect the rights of such person under such option.

         For a discussion of the federal income tax consequences of the Director Plan, please see "Federal Income Tax Consequences -- Nonstatutory Stock Options" under Proposal 2, above.

Vote Required

         The approval of the Amendments requires the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Annual Meeting.

         The Board recommends a vote FOR this proposal and it is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

                          PROPOSAL 4 -- RATIFICATION OF
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board has appointed KPMG Peat Marwick LLP, certified public accountants ("KPMG"), to serve as the Company's independent accountants for the year ending December 31, 1998, subject to the ratification by the Company's stockholders. If the Company's stockholders vote against ratification of the Board's appointment of independent accountants, the Board will determine what action is then appropriate. KPMG served as the Company's independent accountants for the year ended December 31, 1997.

         The Company expects a representative of KPMG to be present at the Annual Meeting, at which time such representative will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

Vote Required

         The ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1998 requires the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Annual Meeting.

         The Board recommends a vote FOR this proposal and it is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

                              STOCKHOLDER PROPOSALS

         Stockholders who wish to submit proposals for inclusion in the Proxy Statement for the Company's Annual Meeting to be held in 1999 must submit the same to the Company at the Company's principal executive office, 555 Herndon Parkway, Herndon, Virginia 20170, directed to the attention of the Secretary, on or before December 9, 1998.

                                     GENERAL

         The Company does not know of any other matters that may come before the Annual Meeting. However, if any other business comes before the Annual Meeting (including any adjournment thereof), proxies will be voted in accordance with the discretion of the persons named therein.

         All Stockholders are urged to complete, date and sign the accompanying form of proxy and return it in the enclosed envelope which requires no postage if mailed in the United States.


                                      By Order of the Board of Directors,


                                      Kent M. Klineman
                                      Secretary

Dated:  April 7, 1998


THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO (EXCEPT EXHIBITS) TO EACH OF THE COMPANY'S STOCKHOLDERS UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES,
ATTENTION: INVESTOR RELATIONS. REQUESTS FROM BENEFICIAL STOCKHOLDERS MUST SET FORTH A REPRESENTATION AS TO SUCH OWNERSHIP ON MARCH 6, 1998.

                                                                      Appendix 1
                                                                      ----------

                            EIS INTERNATIONAL, INC.

                ANNUAL MEETING OF STOCKHOLDERS -- April 28, 1998


      The undersigned, having received notice of the meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) James E. McGowan, Frederick C. Foley and Kent M. Klineman, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of EIS International, Inc. (the "Company") to be held on Tuesday, April 28, 1998 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

      Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

      In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

1.  To elect the following individuals as a Class I Director:

         Robert J. Cresci         FOR [ ]             WITHHOLD AUTHORITY [ ]


2. To approve the 1998 Stock Incentive Plan of the Company, as described in the accompanying Proxy Statement.

                 FOR [ ]          AGAINST [ ]          ABSTAIN [ ]


3. To approve the amendments to the Company's 1993 Stock Option Plan for Non-Employee Directors, as described in the accompanying Proxy Statement.

                 FOR [ ]          AGAINST [ ]          ABSTAIN [ ]


4. To ratify the appointment of KPMG Peat Marwick LLP as the independent accountants of the Company for the year ending December 31, 1998.

                 FOR [ ]          AGAINST [ ]          ABSTAIN [ ]



      The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or any proposal specified above, this proxy will be voted for such election to office or proposal.

  This proxy is solicited on behalf of the Board of Directors of the Company.





                                            ------------------------------------



                                            ------------------------------------
                                            Signature(s)



                                            Dated:
                                                  ------------------------------


      Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

                                                                      APPENDIX 2
                                                                      ----------

                             EIS INTERNATIONAL, INC.

                            1998 STOCK INCENTIVE PLAN

1.       Purpose

         The purpose of this 1998 Stock Incentive Plan (the "Plan") of EIS International, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of EIS International, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.       Eligibility

         All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.       Administration, Delegation

         (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

         (b) Appointment of Committees. To the extent permitted by applicable law, and except as otherwise provided in the next sentence, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). For so long as the common stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), if the Board elects to appoint and delegate its powers hereunder to such a Committee, such Committee shall be composed of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act." All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.       Stock Available for Awards

         (a) Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 500,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) Per-Participant Limit. Subject to adjustment under Section 4(c), the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 100,000 per calendar year. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

         (c) Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.       Stock Options

         (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

         (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option@ as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

         (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided that no option shall be granted for a term in excess of 10 years.

         (e) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

             (1) in cash or by check, payable to the order of the Company;

             (2) except as the Board may otherwise provide in an Option Agreement, (i) by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price,
(ii) by delivery of shares of Common Stock owned by the Participant valued at the fair market value of such shares of Common Stock on the date of grant as determined in good faith by the Board (the "Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, or (iii) by payment of such other lawful consideration as the Board may determine;

             (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of a promissory note of the Participant to the Company on terms determined by the Board together with an amount in cash at least equal to the aggregate par value per share of the shares being purchased; or

             (4) any combination of the above permitted forms of payment.

6.       Restricted Stock

         (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award"). Any such Award shall require the recipient to pay cash for such shares in an amount at least equal to the aggregate par value per share of such shares.

         (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.       Other Stock-Based Awards

         The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.       General Provisions Applicable to Awards

         (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

         (b) Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

         (c) Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

         (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

         (e) Acquisition Events

         (1) Consequences of Acquisition Events. Each Option or other Award shall include a provision to the extent that such Option or Award shall become immediately exercisable (or vested) in full upon an Acquisition Event or earlier Acceleration Time (as both terms are defined below). Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code. Notwithstanding the foregoing, if the acquiring or succeeding corporation does not agree to assume, or substitute for, such Options, then the Board shall (i) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition Event; (ii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

         An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

             (2) Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

         (f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (g) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and
(iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (i) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.       Miscellaneous

         (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

         (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

         (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

         (e) Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

         (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.


                                    Approved by the Board of Directors on
                                    March 20, 1998


                                    [Approved by the Stockholders on
                                    April 28, 1998]

                                                                      APPENDIX 3
                                                                      ----------

                             EIS INTERNATIONAL, INC.
                1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


                  1.    Purposes.

                  This 1993 Stock Option Plan for Non-Employee Directors (the "Plan") is intended to attract and retain the services of experienced and knowledgeable non-employee directors of EIS International, Inc. (the "Company") and to increase their proprietary interests in the Company's long term success. The above aims will be effectuated through the granting of certain stock options. Under the Plan, options will be granted which are not intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 (the "Code").

                  2.    Administration of the Plan.

                  (a) The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"), as the Board of Directors may be composed from time to time, except as provided in subparagraph (b) of this Paragraph 2. The determinations of the Board of Directors under the Plan, including without limitation their determinations as to matters referred to in this Paragraph 2, shall be conclusive. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors. Within the limits of the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to take the following actions under the Plan:

                  (i)   to interpret the Plan,

                  (ii) to prescribe, amend and rescind rules and regulations relating to the Plan, and

                  (iii) to make all other determinations and take all other
                        actions necessary or advisable for the administration of the Plan.

                  (b) Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall be substituted for, and have all the powers, privileges and duties of, the Board of Directors in the administration of the Plan, except that the power to appoint members of the Committee and to terminate, modify or amend the Plan shall be retained by the Board of Directors. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. A majority of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

                  3.    Shares Subject to the Plan.

                  There shall be a total of 260,0001 shares of the Company's Common Stock, par value $.01 ("Common Shares"), which shall be available for options granted under the Plan ("Options"), subject to adjustment as provided in Paragraph 7. The Company shall at all times while the Plan is in force reserve for authorized and unissued Common Shares or reacquired Common Shares or any combination thereof. The unexercised portion of any expired, terminated or canceled Option shall again be available for the grant of Options under the Plan.

                  4.    Eligibility.

                  (a) Each member of the Board of Directors who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") on the date on which any Option is granted to such member pursuant to this Paragraph 4(a) shall be granted Options (which shall not comply with the requirements of Section 422 of the Code) in accordance with the following formula: (i) an Option to acquire 26,000 Common Shares shall be granted on the Grant Date (defined below) at the Exercise Price (defined below) and such Option shall become exercisable as to 6,500 such Common Shares on the February 23 next following such Grant Date and as to an additional 6,500 such Common Shares on each February 23 thereafter through the fourth such February 23 and (ii) an Option to acquire 1,000 Common Shares shall be granted, on the February 23 next following the Grant Date and on each anniversary of such February 23 through the fourth such February 23 next following the Grant Date, at the Exercise Price, and such Options shall be exercisable immediately upon grant. Notwithstanding the foregoing, commencing with the 1994 calendar year, if a Non-Employee Director fails to attend at least 75% of the Board of Directors meetings in any calendar year while he is a director, such person shall automatically forfeit his right to exercise that portion of the Option provided for in clause (i) above that would have otherwise become exercisable on the next following February 23 and such portion of his Option shall cease to be of any force or effect. For purposes of this Paragraph 4(a), "Grant Date" means (x) December 21, 1993 with respect to each Non-

-----------------
     (1)  If the Amendments are adopted, this number will increase to 310,000.

Employee Director serving in such capacity on such date and (y) the date of his election to the Board of Directors after December 21, 1993 with respect to each Non-Employee Director who was not serving in such capacity on December 21, 1993; and "Exercise Price" means (x) the Fair Market Value of the Common Shares on the respective Grant Dates with respect to each Option granted pursuant to clause
(i) above and (y) the Fair Market Value of the Common Shares on each date of grant with respect to Options granted pursuant to clause (ii) above. Each individual for whom an Option is granted hereunder is referred to herein as an "Optionee."2

                  (b) If on any date when Options are to be granted pursuant to subparagraph (a) of this Paragraph 4 the total number of Common Shares as to which Options are to be granted exceeds the number of Common Shares remaining available under the Plan, there shall be a pro rata reduction in the number of Common Shares as to which each Option is granted on such day.

                  (c) Nothing contained in the Plan shall be construed to limit the right of the Company to grant options otherwise than under the Plan for proper corporate purposes.

                  5.    Terms of Options.

                  The terms of each Option granted under the Plan shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

                  (a) "Fair Market Value" shall mean the mean of the highest and lowest trading prices or the high bid and low asked prices of the Common Shares as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such prices were recorded) by the principal national securities exchange on which the Common Shares are listed or admitted to trading, or, if the Common Shares are not listed or admitted to trading on any such national securities exchange, the mean of the highest and lowest trading prices or the high bid and low asked prices of the Common Shares as furnished by the National Association of Securities Dealers through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or, if the Common Shares are not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors (whose determination shall be conclusive), based on the best information available to it.

                  (b) Each Option shall be vested and exercisable in whole or in part at any time and from time to time, subject to stockholder approval of the Plan.

-----------------

     (2) If the Amendments are adopted, Section 4(a) will read in its entirety as follows: "Notwithstanding anything in the Plan to the contrary, the Board of Directors may grant options under the Plan to eligible directors at such times, in such amounts and on such vesting terms as it deems appropriate."

                  (c) Common Shares obtained upon exercise of an Option may not be sold until six months after the date the Option was granted.

                  (d) Each Option shall be exercisable for ten years after the granting thereof. Each Option shall be subject to earlier termination as expressly provided in Paragraph 6 hereof.

                  (e) Options shall be exercised by the delivery to the Company at its principal office, or at such other address as may be established by the Board of Directors, of written notice of the number of Common Shares with respect to which the Option is being exercised, accompanied by payment in full of the purchase price of such Common Shares. Payment for such Common Shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery of capital stock of the Company having a fair market value (determined on the date of exercise in accordance with the provisions of subparagraph (a) of this Paragraph 5) equal to said purchase price, or (iv) by any combination of the methods of payment described in (i) through (iii) above.

                  (f) An Optionee shall not have any of the rights of a shareholder with respect to Common Shares subject to an Option until such shares are issued upon the exercise of such Option as provided herein.

                  (g) An Option shall not be transferable, except by will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee. No Option granted under the Plan shall be subject to execution, attachment or other process.

                  6.    Death or Termination of Director Status.

                  (a) If an Optionee ceases to be a member of the Board of Directors for any reason other than the death of the Optionee, all unexercised Options held by the Optionee shall expire three months after the Optionee ceases to be a member of the Board of Directors, subject to the provisions of subparagraph (c) of this Paragraph 6; provided, however, that if the Optionee is removed, withdraws or otherwise ceases to be a member of the Board of Directors due to the Optionee's fraud, dishonesty or intentional misrepresentation in connection with the duties of the Optionee as a member of the Board of Directors or the Optionee's embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its subsidiaries, all unexercised Options held by such Optionee shall expire forthwith.

                  (b) If an Optionee dies while a member of the Board of Directors, any unexercised Options held by such Optionee at the date of the Optionee's death may be exercised at any time within six months thereafter, subject to the provisions of subparagraph (c) of this Paragraph 6.

                  (c) An Option shall expire on the tenth anniversary of the date it was granted and may not be exercised after such anniversary.

                  7.    Adjustment upon Changes in Capitalization.

                  (a) In the event that the outstanding Common Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like, or dividends payable in Common Shares, an appropriate adjustment shall be made by the Board of Directors in the aggregate number of shares available under the Plan and in the number of shares and price per share subject to outstanding Options as shall be necessary to maintain the proportionate interests of each Optionee and preserving without exceeding the value of such Options. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall be entitled to receive upon the exercise of an Option the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of any such corporate event if the Optionee had been, immediately prior to such event, the holder of the number of shares as to which the Option is exercised.

                  (b) Any adjustment under this Paragraph 7 in the number of Common Shares subject to Options shall apply only to the unexercised portion of any Option outstanding as of the time of the event triggering such adjustment. Any fraction of a share resulting from any such adjustment, shall be disregarded.

                  8.    Further Conditions of Exercise.

                  (a) Unless prior to the exercise of an Option the Common Shares issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the Optionee to the Company to the effect that such shares are not being acquired for distribution, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

                  (b) Anything in the Plan to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Shares until they have been listed on each securities exchange on which the Common Shares may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.

                  9.    Termination, Modification and Amendment.

                  (a) The Plan (but not Options previously granted under the Plan) shall terminate ten years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon. No Option shall be granted after termination of the Plan.

                  (b) The Board of Directors may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not without approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon, (i) increase (except as provided in Paragraph 7 hereof) the maximum number of Common Shares as to which Options may be granted under the Plan or (ii) change the class of persons eligible to receive Options under the Plan; and provided, further, that the Plan may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

                  (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by any Option without the consent of the Optionee.

                  10.   Effectiveness of the Plan.

                  The Plan shall become effective upon adoption by the Board of Directors, subject to approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon within one year following adoption of the Plan by the Board of Directors. All Options granted prior to such approval by the stockholders shall be subject to such approval and shall not be exercisable prior thereto. In the event such approval is not obtained within such one-year period, the Plan and all Options granted thereunder shall be null and void.

                  11.   No Rights of Directors.

                  Nothing contained in the Plan or in any stock option agreement executed pursuant to the Plan shall be deemed to confer upon any individual to whom an Option is or may be granted any right to remain a member of the Board of Directors or to be nominated for election as a member of the Board of Directors.